Exhibit 99.1

For immediate release	For More Information: J. Bruce Hildebrand, Executive Vice President 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

THIRD QUARTER EARNINGS RESULTS

ABILENE, Texas, October 17, 2013 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2013 of $19.56 million compared with earnings of $19.80 million in the same quarter last year. Basic earnings per share were $0.61 for the third quarter of 2013 compared with $0.63 in the same quarter a year ago. Included in noninterest expense in the third quarter of 2013 were technology contract termination and conversion costs totaling $3.40 million, before income tax, related to the Company’s recent acquisition of Orange Savings Bank, SSB.

All amounts for the third quarter and first nine months of 2013 include the results of the Company’s acquisition of Orange Savings Bank, SSB, Orange, Texas, which was effective on May 31, 2013. As of the acquisition date, Orange had total loans of $293.29 million and total deposits of $385.95 million.

Net interest income increased 16.29 percent to $45.49 million for the third quarter of 2013 compared with $39.12 million in the same quarter of 2012. The net interest margin, on a taxable equivalent basis, was 4.25 percent compared with 4.26 percent in the same quarter last year and 4.18 percent in the second quarter of this year.

The provision for loan losses was $1.35 million in the third quarter of 2013 compared with $787 thousand in the same quarter last year and $832 thousand in the second quarter of this year, primarily due to continued loan growth. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.09 percent at September 30, 2013, compared with 1.20 percent at June 30, 2013, and 1.53 percent at September 30, 2012. Classified loans totaled $81.67 million at September 30, 2013, compared to $87.83 million at June 30, 2013, and $76.48 million at September 30, 2012. The increase in dollar amount of classified loans from prior year amounts was primarily a result of the Orange Savings Bank, SSB acquisition.

Noninterest income increased 10.17 percent in the third quarter of 2013 to $17.08 million compared with $15.50 million in the same quarter a year ago. Trust fees increased to $4.14 million in the third quarter of 2013 compared with $3.72 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $3.20 billion from $2.75 billion a year ago. ATM, interchange and credit card fees increased 16.91 percent to $4.40 million compared with $3.77 million in the same quarter last year. Service charges on deposit accounts increased to $4.80 million during the third quarter of 2013 compared with $4.34 million in the same quarter a year ago. Real estate mortgage income increased to $2.01 million compared with $1.50 million in the same quarter a year ago. The net loss on securities sold during the third quarter of 2013 totaled $108 thousand compared to a gain of $1.48 million in the same quarter of 2012.

Noninterest expense increased in the third quarter of 2013 to $35.53 million from $27.20 million in the same quarter last year. The Company’s efficiency ratio in the third quarter of 2013 was 53.10 percent compared with 46.61 percent in the same quarter last year. Included in noninterest expense in the third quarter of 2013 were technology contract termination and conversion costs totaling $3.40 million related to the Company’s recent acquisition of Orange Savings Bank, SSB (discussed above). Also included in noninterest expense in the third quarter of 2013 were salary and employee benefit costs of $17.50 million compared to $14.85 million in the same quarter a year ago, primarily from the increase in personnel from the Orange acquisition. Legal, tax and professional fees increased to $1.58 million compared to $1.02 million in the same quarter a year ago.

For the first nine months of 2013, net income increased 3.08 percent to $57.63 million from $55.91 million for the same period a year ago. Basic earnings per share rose to $1.82 in the first nine months of 2013 from $1.78 in the same period last year. Net interest income increased 8.33 percent to $125.59 million in the first nine months of 2013 from $115.93 million in the same period a year ago. The provision for loan losses totaled $2.58 million compared with $2.84 million in the first nine months of the previous year. Noninterest income was $46.26 million in the first nine months of 2013 compared with $42.26 million for the same period a year ago. Noninterest expense rose to $92.92 million in the first nine months of 2013 compared with $80.42 million last year.

As of September 30, 2013, consolidated assets for the Company totaled $5.08 billion compared with $4.31 billion a year ago. Loans totaled $2.61 billion at quarter end, after approximately $50.00 million of short-term participations paid off, compared with loans of $2.00 billion a year ago. Total deposits were $4.00 billion as of September 30, 2013, versus $3.44 billion a year earlier. Shareholders’ equity rose to $568.24 million as of September 30, 2013, compared with $549.91 million the prior year.

“We were very pleased with the earnings performance this quarter, especially in light of the $3.40 million expense tied to the purchase accounting to terminate the Orange technology contract and conversion costs. We continue to see solid growth in loans and deposits throughout the Company, and the recent acquisition of Orange has contributed nicely to the bottom line on a monthly basis,” said F. Scott Dueser, Chairman, President and CEO. “We are having numerous conversations and are continuing to pursue additional acquisition opportunities to maximize our shareholders’ return.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 60 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake,

Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2013			2012
ASSETS:	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Cash and due from banks	$164,666	$138,087	$113,958	$207,018	$128,606
Interest-bearing deposits in banks	48,634	6,624	20,065	139,676	25,633
Interest-bearing time deposits in banks	34,352	39,350	45,172	49,005	67,506
Fed funds sold	14,300	16,025	3,175	14,045	23,400
Investment securities	1,976,101	1,975,490	1,959,054	1,820,096	1,883,864
Loans	2,614,809	2,578,883	2,138,137	2,088,623	2,003,854
Allowance for loan losses	(34,800)	(34,099)	(34,672)	(34,839)	(34,932)

Net loans	2,580,009	2,544,784	2,103,465	2,053,784	1,968,922
Premises and equipment	94,676	94,808	86,265	84,122	80,580
Goodwill	94,882	94,882	71,865	71,865	71,865
Other intangible assets	2,547	2,366	98	108	136
Other assets	65,468	70,189	52,863	62,293	60,035

Total assets	$5,075,635	$4,982,605	$4,455,980	$4,502,012	$4,310,547

LIABILITIES AND SHAREHOLDERS' EQUITY:
Noninterest-bearing deposits	$1,371,835	$1,305,049	$1,237,840	$1,311,708	$1,200,154
Interest-bearing deposits	2,628,722	2,612,540	2,312,286	2,320,876	2,244,244

Total deposits	4,000,557	3,917,589	3,550,126	3,632,584	3,444,398
Short-term borrowings	466,500	431,575	263,345	259,697	254,480
Other liabilities	40,337	57,577	78,257	52,768	61,757
Shareholders' equity	568,241	575,864	564,252	556,963	549,912

Total liabilities and shareholders' equity	$5,075,635	$4,982,605	$4,455,980	$4,502,012	$4,310,547

	Quarter Ended
	2013			2012
INCOME STATEMENTS	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	$46,655	$42,446	$39,575	$39,801	$40,287
Interest expense	1,164	946	904	1,049	1,168

Net interest income	45,491	41,500	38,671	38,752	39,119
Provision for loan losses	1,349	832	401	642	787

Net interest income after provision for loan losses	44,142	40,668	38,270	38,110	38,332
Noninterest income	17,075	15,153	13,960	14,948	15,499
Noninterest expense	35,534	29,911	27,471	28,633	27,203

Net income before income taxes	25,683	25,910	24,759	24,425	26,628
Income tax expense	6,121	6,420	6,182	6,107	6,828

Net income	$19,562	$19,490	$18,577	$18,318	$19,800

PER COMMON SHARE DATA
Net income - basic	$0.61	$0.62	$0.59	$0.58	$0.63
Net income - diluted	0.61	0.61	0.59	0.58	0.63
Cash dividends declared	0.26	0.26	0.25	0.25	0.25
Shares outstanding - end of period	31,977,670	31,967,424	31,519,973	31,496,881	31,488,530
Average outstanding shares - basic	31,970,405	31,683,355	31,507,975	31,490,402	31,484,375
Average outstanding shares - diluted	32,121,771	31,809,840	31,601,364	31,530,907	31,502,172

PERFORMANCE RATIOS
Return on average assets	1.56%	1.67%	1.71%	1.68%	1.84%
Return on average equity	13.64	13.53	13.41	13.09	14.53
Net interest margin (tax equivalent)	4.25	4.18	4.19	4.17	4.26
Efficiency ratio	53.10	49.25	48.68	49.86	46.61

	Nine Months Ended Sept. 30,
INCOME STATEMENTS	2013	2012
Interest income	$128,605	$119,994
Interest expense	3,014	4,063

Net interest income	125,591	115,931
Provision for loan losses	2,582	2,842

Net interest income after provision for loan losses	123,009	113,089
Noninterest income	46,260	42,261
Noninterest expense	92,917	80,415

Net income before income taxes	76,352	74,935
Income tax expense	18,723	19,028

Net income	$57,629	$55,907

PER COMMON SHARE DATA
Net income - basic	$1.82	$1.78
Net income - diluted	1.81	1.78
Cash dividends	0.77	0.74
Book Value	17.77	17.46
Market Value	58.85	36.03
Shares outstanding - end of period	31,977,670	31,488,530
Average outstanding shares - basic	31,722,272	31,476,715
Average outstanding shares - diluted	31,853,294	31,486,707

PERFORMANCE RATIOS
Return on average assets	1.64%	1.78%
Return on average equity	13.53	14.12
Net interest margin (tax equivalent)	4.21	4.32
Efficiency ratio	50.47	47.55

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2013			2012
ALLOWANCE FOR LOAN LOSSES	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Balance at beginning of period	$34,099	$34,672	$34,839	$34,932	$34,747
Loans charged off	(944)	(1,570)	(823)	(1,119)	(1,064)
Loan recoveries	297	165	255	384	462

Net charge-offs	(647)	(1,405)	(568)	(735)	(602)
Provision for loan losses	1,348	832	401	642	787

Balance at end of period	$34,800	$34,099	$34,672	$34,839	$34,932

Allowance for loan losses / period-end loans	*1.33%	*1.32%	1.62%	1.67%	1.74%
Allowance for loan losses / nonperforming loans	152.21	128.75	153.87	159.10	143.45
Net charge-offs / average loans (annualized)	0.10	0.24	0.11	0.14	0.12

* Reflects the impact of loans acquired in the Orange Savings Bank, SSB acquisition, which were initially recorded at fair value with no allocated allowance for loan losses.

NONPERFORMING ASSETS
Nonaccrual loans	$22,809	$26,297	$22,509	$21,800	$24,283
Accruing loans 90 days past due	54	187	24	97	69

Total nonperforming loans	22,863	26,484	22,533	21,897	24,352
Foreclosed assets	5,672	4,589	3,185	3,565	6,373

Total nonperforming assets	$28,535	$31,073	$25,718	$25,462	$30,725

As a % of loans and foreclosed assets	1.09%	1.20%	1.20%	1.22%	1.53%
As a % of end of period total assets	0.56	0.62	0.58	0.57	0.71

CAPITAL RATIOS
Tier 1 risk-based	15.37%	15.20%	17.54%	17.43%	17.66%
Total risk-based	16.49	16.31	18.80	18.68	18.92
Tier 1 leverage	9.77	10.32	10.69	10.60	10.49
Equity to assets	11.20	11.56	12.66	12.37	12.76

	Quarter Ended
	2013			2012
NONINTEREST INCOME	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Trust fees	$4,138	$3,953	$3,793	$3,616	$3,723
Service charges on deposits	4,798	4,316	3,895	4,432	4,337
ATM, interchange and credit card fees	4,404	4,181	3,729	3,961	3,767
Real estate mortgage fees	2,008	1,686	1,384	1,331	1,495
Net gain (loss) on sale of available-for-sale securities	(108)	33	222	565	1,479
Net gain (loss) on sale of foreclosed assets	36	17	(316)	162	(106)
Net gain (loss) on sale of assets	9	1	168	5	(32)
Other noninterest income	1,790	966	1,085	876	836

Total noninterest income	$17,075	$15,153	$13,960	$14,948	$15,499

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$16,024	$14,968	$14,101	$13,565	$13,502
Profit sharing expense	1,477	1,183	1,079	1,441	1,343
Net occupancy expense	2,164	2,064	1,766	1,790	1,806
Equipment expense	2,490	2,380	2,281	2,269	2,269
FDIC insurance premiums	640	568	572	565	563
ATM, interchange and credit card expenses	1,474	1,347	1,340	1,432	1,317
Legal, tax and professional fees	1,576	1,272	993	1,162	1,019
Audit fees	368	351	334	323	311
Printing, stationery and supplies	534	498	472	487	468
Amortization of intangible assets	77	33	10	28	38
Advertising and public relations	1,245	1,100	994	1,085	998
Correspondent bank service charges	250	222	202	220	220
Other noninterest expense	7,215	3,925	3,327	4,266	3,349

Total noninterest expense	$35,534	$29,911	$27,471	$28,633	$27,203

TAX EQUIVALENT YIELD ADJUSTMENT	$4,358	$4,082	$3,795	$3,727	$3,743

	Nine Months Ended Sept. 30,
NONINTEREST INCOME	2013	2012
Trust fees	$11,884	$10,848
Service charges on deposits	13,009	12,261
ATM, interchange and credit card fees	12,315	11,226
Real estate mortgage fees	5,149	3,763
Net gain on sale of available-for-sale securities	147	2,206
Net gain (loss) on sale of foreclosed assets	(263)	(512)
Net gain (loss) on sale of assets	177	203
Other noninterest income	3,842	2,266

Total Noninterest Income	$46,260	$42,261

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$45,093	$39,993
Profit sharing expense	3,738	3,270
Net occupancy expense	5,995	5,286
Equipment expense	7,146	6,521
FDIC Insurance premiums	1,781	1,655
ATM, interchange and credit card expenses	4,161	4,017
Legal, tax and professional fees	3,846	3,020
Audit fees	1,052	889
Printing, stationery and supplies	1,504	1,483
Amortization of intangible assets	120	120
Advertising and public relations	3,339	2,893
Correspondent bank service charges	674	636
Other noninterest expense	14,468	10,632

Total Noninterest Expense	$92,917	$80,415

TAX EQUIVALENT YIELD ADJUSTMENT	$12,235	$10,911

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Sept. 30, 2013
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$13,611	$14	0.42%
Interest-bearing deposits in nonaffiliated banks	49,434	95	0.76
Taxable securities	1,011,050	6,130	2.43
Tax exempt securities	943,623	11,441	4.85
Loans	2,636,253	33,333	5.02

Total interest-earning assets	4,653,971	51,013	4.35
Noninterest-earning assets	334,521

Total assets	$4,988,492

Interest-bearing liabilities:
Deposits	$2,631,862	$1,038	0.16%
Fed funds purchased and other short term borrowings	457,914	126	0.11

Total interest-bearing liabilities	3,089,776	1,164	0.15
Noninterest-bearing liabilities	1,329,582
Shareholders' equity	569,134

Total liabilities and shareholders' equity	$4,988,492

Net interest income and margin (tax equivalent)		$49,849	4.25%

	Nine Months Ended Sept. 30, 2013
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$10,932	$28	0.35%
Interest-bearing deposits in nonaffiliated banks	77,543	376	0.65
Taxable securities	1,038,679	18,818	2.42
Tax exempt securities	895,778	32,327	4.81
Loans	2,359,216	89,291	5.06

Total interest-earning assets	4,382,148	140,840	4.30
Noninterest-earning assets	312,933

Total assets	$4,695,081

Interest-bearing liabilities:
Deposits	$2,453,370	$2,758	0.15%
Fed funds purchased and other short term borrowings	378,775	256	0.09

Total interest-bearing liabilities	2,832,145	3,014	0.14
Noninterest-bearing liabilities	1,293,373
Shareholders' equity	569,563

Total liabilities and shareholders' equity	$4,695,081

Net interest income and margin (tax equivalent)		$137,826	4.21%